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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

     We consent to use in this Registration Statement of Fleming Companies, Inc. on Form S-4 of our report dated February 14, 2001, (except for the information under long-term debt and contingencies included in notes to consolidated financial statements as to which the date is March 22, 2001), appearing in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Dallas, Texas
January 8, 2002